                                  EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.
                        EARNINGS PER SHARE COMPUTATION
               (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                                                                 Quarter Ended June, 2000
                                                                                                 ------------------------
                                                                                                 Basic            Diluted
                                                                                                 -----            -------
Weighted average shares outstanding.....................................................       15,709,708        15,709,708
Dilutive effect of stock performance plans..............................................                -           767,782
                                                                                              -----------       -----------
                                                                                               15,709,708        16,477,490
                                                                                              ===========       ===========
Net income..............................................................................      $     8,099       $     8,099
Earnings per share......................................................................      $      0.52       $      0.49

                                                                                                 Quarter Ended June, 1999
                                                                                                 ------------------------
                                                                                                 Basic            Diluted
                                                                                                 -----            -------
Weighted average shares outstanding.....................................................       15,318,156        15,318,156
Dilutive effect of stock performance plans..............................................                -           600,516
                                                                                              -----------       -----------
                                                                                               15,318,156        15,918,672
                                                                                              ===========       ===========
Net income..............................................................................      $     6,408       $     6,408
Earnings per share......................................................................      $      0.42       $      0.40

                                                                                                 Year Ended June 30, 2000
                                                                                                 ------------------------
                                                                                                 Basic            Diluted
                                                                                                 -----            -------
Weighted average shares outstanding.....................................................       15,547,538        15,547,538
Dilutive effect of stock performance plans..............................................                -           679,162
                                                                                              -----------       -----------
                                                                                               15,547,538        16,226,700
                                                                                              ===========       ===========
Net income..............................................................................      $    26,100       $    26,100

Earnings per share......................................................................      $      1.68       $      1.61

                                                                                                 Year Ended June 30, 1999
                                                                                                 ------------------------
                                                                                                 Basic            Diluted
                                                                                                 -----            -------
Weighted average shares outstanding.....................................................       15,299,339        15,299,339
Dilutive effect of stock performance plans..............................................                -           480,842
                                                                                              -----------       -----------
                                                                                               15,299,339        15,780,181
                                                                                              ===========       ===========
Net income..............................................................................      $    17,270       $    17,270
Earnings per share......................................................................      $      1.13       $      1.09

                                                                                                 Year Ended June 30, 1998
                                                                                                 ------------------------
                                                                                                 Basic            Diluted
                                                                                                 -----            -------
Weighted average shares outstanding.....................................................       15,179,596        15,179,596
Dilutive effect of stock performance plans..............................................                -           432,638
                                                                                              -----------       -----------
                                                                                               15,179,596        15,612,234
                                                                                              ===========       ===========
Net income..............................................................................      $    33,532       $    33,532
Earnings per share......................................................................      $      2.21       $      2.15

     We had outstanding anti-dilutive commitments under our stock performance plans covering 507,625, 97,650 and 10,500 shares at June 30, 1998, 1999 and
2000, respectively.

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